UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851

(Address of principal executive offices) (Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On January 7, 2025 (the “Effective Date”), Matthews International Corporation, a Pennsylvania corporation (“Matthews”), Logo Holdings II Corporation, a Delaware corporation (“Logo”) and the indirect parent of Southern Graphics, Inc. (“SGS”), and Peninsula Parent LLC, a Delaware limited liability company and a wholly-owned subsidiary of Logo (the “Joint Venture”), entered into a Contribution Agreement (the “Contribution Agreement”) pursuant to which, among other things, Schawk Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Matthews, will contribute to the Joint Venture all of the equity interests of the entities comprising Matthews’ SGK Brand Solutions division (collectively, the “SGK Entities”) in exchange for (i) common equity interests in the Joint Venture (“JV Common Units”) representing 40% of the outstanding JV Common Units as of the closing of the transactions contemplated by the Contribution Agreement (the “Transactions”) (the “Closing”), (ii) preferred equity interests of the Joint Venture (the “JV Preferred Units”, and together with the JV Common Units, the “JV Units”) in an amount to be determined as described below, and (iii) as a special distribution with respect to its membership interest in the Joint Venture, cash in an amount equal to $250.0 million (the “Matthews Cash Payment”). Immediately following the Closing, Logo will own (directly or indirectly) 60% of the JV Common Units and an estimated 60% of the JV Preferred Units (subject to the adjustment described below), and Matthews will own (directly or indirectly) 40% of the JV Common Units and an estimated 40% of the JV Preferred Units (subject to the adjustment described below). As of the Effective Date, the value of Matthews’ JV Preferred Units to be issued to Matthews at the Closing will be $50.0 million and the value of Logo’s Preferred Units to be held by Logo at the Closing will be $75.0 million, in each case subject to adjustment following the Effective Date based on a number of factors, including, but not limited to, indemnification obligations and the final determinations (in accordance with the Contribution Agreement) of the (i) the total adjusted consideration for the SGK Business (based on an agreed enterprise value of $513.0 million, plus cash and net working capital, less debt, in each case of the SGK Business as of November 30, 2024) (the “SGK Consideration”) and (ii) the total adjusted consideration attributable to the SGS Business (based on an agreed enterprise value of $387.0 million, plus cash and net working capital, less debt, in each case of the SGS Business as of November 30, 2024) (the “SGS Consideration”) as compared to the parties’ estimate at the time of the execution of the Contribution Agreement of the SGK Consideration and the SGS Consideration, subject to a permitted deviation threshold. Following the Closing, the Joint Venture will operate both the SGK Business and the business of SGS and its subsidiaries (the “SGS Entities” and such business, the “SGS Business”), each of which provides brand, packaging and related services (including brand management, pre-media services, manufacture of printing plates and cylinders, imaging services, digital asset management, creation of merchandising display systems, and marketing and design services), among others, to their respective customers. The Transactions have been unanimously approved by the respective Boards of Directors of Matthews and Logo.

The Contribution Agreement contains customary representations and warranties of Matthews regarding Matthews and the SGK Business and of Logo regarding Logo and the SGS Business. Each of Matthews, Logo and the Joint Venture has agreed to certain customary covenants, including, among others and subject in all cases to the terms of the Contribution Agreement: covenants of Matthews and Logo relating to the conduct of the SGK Business and the SGS Business, respectively, during the interim period between the Effective Date and the Closing; Matthews’ and Logo’s obligations to use reasonable efforts to (i) promptly after the Effective Date, obtain a debt commitment letter (the “Debt Commitment Letter”) in an aggregate principal amount of at least $325.0 million and on terms substantially consistent with a “highly confident letter” dated January 5, 2025 from a secured lender to the Joint Venture (the “Highly Confident Letter”) pursuant to which, among other things, such lender contemplates providing or arranging debt financing to the Joint Venture in an aggregate principal amount of $325.0 million (the “Debt Financing”), or on other terms reasonably acceptable to Matthews and Logo, and (ii) obtain the Debt Financing on terms substantially consistent with the Debt Commitment Letter or, in the absence thereof, the Highly Confident Letter, and to cause the SGK Entities and the SGS Entities to cooperate, subject to certain limitations, in connection with obtaining the Debt Financing; Matthews’ and Logo’s obligations to complete certain agreed restructuring activities with respect to the SGK Entities and the SGS Entities, respectively, related to the Transactions (the “SGK Restructuring” and the “SGS Restructuring,” respectively); the obligations of Matthews, Logo and the Joint Venture to take all actions and do all things necessary, proper or advisable (subject to certain limitations) to cause the Regulatory Approvals Condition (as defined below) to be satisfied as promptly as reasonable practicable and advisable and to consummate the Transactions in the most expeditious manner possible; and non-solicitation obligations of Matthews and Logo with respect to the SGK Entities and the SGS Entities (subject to certain agreed exceptions). If the Transactions are not consummated as a result of the agreed exceptions to Matthews’ non-solicitation obligations, Matthews will pay or reimburse Logo for its transaction expenses and other out-of-pocket costs and expenses incurred in connection with the Contribution Agreement.

Consummation of the Transactions is subject to a number of customary conditions, including, but not limited to: (i) the receipt of all required consents, authorizations and approvals, or expiration or termination of any waiting periods, applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any additional applicable competition and foreign investment laws on which the parties may agree within 45 days following the Effective Date (the “Regulatory Approvals Condition”); (ii) the Joint Venture having obtained the Debt Financing (a portion of which will be used to pay the Matthews Cash Payment and certain expenses related to the Transactions); (iii) subject to certain qualifications, the accuracy of the representations and warranties of the parties; (iv) performance in all material respects by the other parties of their respective obligations and (v) no material adverse effect having occurred and continuing with respect to the SGS Business (in the case of Matthews) or the SGK Business (in the case of Logo). Further, each party’s obligation to consummate the Transactions is conditioned upon there being no outstanding or unresolved disputes of certain specified types related to the final determination of the SGK Consideration and the SGS Consideration. Matthews’ obligation to consummate the Transactions also is conditioned upon certain contingent liabilities related to the SGS Business, as reasonably determined by Matthews, being not equal to or in excess of an agreed-upon threshold.

The Contribution Agreement includes certain limited indemnification rights and obligations of Matthews and Logo related to, among other things, breaches of covenants (including, subject to certain limitations, certain financial interim operating covenants), transaction expenses paid by the Joint Venture in excess of certain thresholds, indebtedness in excess of agreed amounts, specified retained liabilities and other specified matters, certain taxes, the SGK Restructuring and the SGS Restructuring, and fraud. Subject to certain exceptions, the parties’ liabilities in respect of their indemnification obligations are limited to a reduction in their JV Preferred Units and, in some cases, are subject to an agreed dollar threshold based on the amount and nature of damages involved. The parties have each agreed to obtain representations and warranties insurance with respect to breaches or inaccuracies in the other parties’ representations and warranties in the Contribution Agreement (subject to the exclusions and other terms set forth in such policies).

The Contribution Agreement contains certain customary termination rights for both Matthews and Logo, including, among others, a provision allowing either Matthews or Logo to terminate the Contribution Agreement if the Closing has not occurred on or before January 7, 2026 (as such date may be extended under certain circumstances relating to the Regulatory Approvals Condition, but in no event later than January 7, 2027).

At the Closing, Matthews and Logo have agreed to enter into certain agreements ancillary to the Transactions, including, without limitation, an amended and restated limited liability company agreement of the Joint Venture (the “JV Agreement”). The JV Agreement will include terms and conditions related to the governance and operations of the Joint Venture from and after the Closing, including the following anticipated key terms (for purposes of the following summary of the JV Agreement, “Matthews” means Matthews and its affiliates who own equity interests in the Joint Venture and who have been admitted as members of the Joint Venture and “Logo” means Logo and its affiliates who own equity interests in the Joint Venture and who have been admitted as members of the Joint Venture):

•	JV Preferred Units:

○

The JV Preferred Units will be non-voting and will entitle the holder thereof to a preferred yield of 10% per annum, compounded on the last day of each calendar year, on the sum of such holder’s unreturned capital plus any unpaid preferred yield for all prior periods.

○

The JV Preferred Units will be redeemable by the Joint Venture at any time on a pro rata basis; provided, that, subject to certain exceptions, any such redemption prior to the first anniversary of the Closing will require the consent of Matthews and Logo.

•

Distributions: Distributions (other than tax distributions, which will be made subject to available cash) of Joint Venture assets will be made as and when, and in such amounts, determined by the Joint Venture’s board of managers (the “Board”).

•	Governance and Voting Rights.

○	Each member will have the right to vote in accordance with its pro rata ownership of the JV Common Units.

○

Logo will have operational control of the Joint Venture through its right to appoint a majority of the managers on the Board. However, certain customary major decisions with respect to the Joint Venture will require joint approval of Matthews and Logo (or their respective appointees to the Board).

•

Transfer Restrictions, Tag Rights and Drag Rights: The members of the Joint Venture will be subject to customary restrictions on the transfer of JV Units, subject to “tag along” rights to participate in a proposed sale by another member, “drag along” obligations in connection with certain proposed transactions by members holding at least a majority of the JV Common Units (subject to certain limitations), and rights of first offer in connection with a proposed sale by another member.

•

Equity Securities Issuance Participation Right: Each of Matthews and Logo will have customary pre-emptive rights in connection with post-Closing issuances of equity securities of the Joint Venture (or debt securities convertible into such equity securities, or options or other rights to acquire such equity securities or convertible debt securities).

•	Additional Funding: No member of the Joint Venture will be obligated to make capital contributions to the Joint Venture after the Closing.

A copy of the Contribution Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The foregoing summary of the Contribution Agreement, the agreements ancillary to the Transactions (including the JV Agreement) and the Transactions in this Item 1.01 is incomplete and is qualified in its entirety by reference to the complete text of the Contribution Agreement.

The Contribution Agreement and the foregoing descriptions of the Contribution Agreement, the agreements ancillary to the Transactions (including the JV Agreement) and the Transactions have been included to provide information regarding the terms of the Transactions. They are not intended to provide any other factual information about Matthews, Logo, the Joint Venture, the SGK Business or the SGS Business. The representations, warranties and covenants contained in the Contribution Agreement were made only as of specified dates and solely for the purposes of the Contribution Agreement, were solely for the benefit of the parties to the Contribution Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Contribution Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties, and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”) and are also qualified in important part by confidential disclosure and information schedules delivered by each party in connection with the Contribution Agreement. Matthews’ shareholders are not third-party beneficiaries under the Contribution Agreement. Accordingly, Matthews’ shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in Matthews’ public disclosures.

Item 8.01	Other Events.

On January 8, 2025, Matthews issued a press release announcing the execution of the Contribution Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Additional Information

In connection with Matthews’ 2025 Annual Meeting, Matthews has filed with the SEC and commenced mailing to the shareholders of record entitled to vote at the 2025 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY MATTHEWS AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND

WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Matthews at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of Matthews’ definitive proxy statement and other documents, free of charge, by contacting Matthews’ Investor Relations Department at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Participants in the Solicitation

The participants in the solicitation of proxies in connection with the 2025 Annual Meeting are Matthews, Alvaro Garcia-Tunon, Gregory S. Babe, Joseph C. Bartolacci, Katherine E. Dietze, Terry L. Dunlap, Lillian D. Etzkorn, Morgan K. O’Brien, J. Michael Nauman, Aleta W. Richards, David A. Schawk, Jerry R. Whitaker, Francis S. Wlodarczyk, Steven F. Nicola and Brian D. Walters.

Certain information about the compensation of Matthews’ named executive officers and non-employee directors and the participants’ holdings of Matthews’ Common Stock is set forth in the sections entitled “Compensation of Directors” (on page 36 and available here), “Stock Ownership of Certain Beneficial Owners and Management” (on page 64 and available here), “Executive Compensation and Retirement Benefits” (on page 66 and available here), and “Appendix A” (on page A-1 and available here), respectively, in Matthews’ definitive proxy statement, dated January 7, 2025, for its 2025 Annual Meeting as filed with the SEC on Schedule 14A, available here. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2025 Annual Meeting and other relevant materials will be filed with the SEC when they become available. These documents are or will be available free of charge as described in the preceding section.

Forward-looking Information

Any forward-looking statements contained in this Current Report on Form 8-K are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Matthews regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause Matthews’ actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause Matthews’ results to differ materially from the results discussed in such forward-looking statements principally include Matthews’ ability to satisfy the conditions precedent to the consummation of the proposed joint venture transaction on the expected timeline or at all, Matthews’ ability achieve the anticipated benefits of the proposed joint venture transaction, uncertainties regarding future actions that may be taken by Barington in furtherance of its intention to nominate director candidates for election at Matthews’ 2025 Annual Meeting, potential operational disruption caused by Barington’s actions that may make it more difficult to maintain relationships with customers, employees or partners, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of Matthews’ products, any impairment of goodwill or intangible assets, environmental liability and limitations on Matthews’ operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to Matthews by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which Matthews operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with Matthews’ acquisitions and divestitures, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of Matthews’ internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond Matthews’ control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the outcome of Matthews’ dispute with Tesla, Inc., Matthews’ plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, Matthews’ plans and expectations with respect to its Board of

Directors, and other factors described in Matthews’ Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1+	Contribution Agreement, dated as of January 7, 2025, by and among Matthews International Corporation, Logo Holdings II Corporation, and Peninsula Parent LLC

99.1	Press Release, dated January 8, 2025, issued by Matthews International Corporation and SGS & Co

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer and Secretary

Date: January 8, 2025